UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  April 15, 2009

                                 AirtimeDSL
           ------------------------------------------------------
           (Exact name of registrant as specified in its Charter)

              Nevada                  000-52877             20-8257363
   ----------------------------   ----------------    --------------------
   (State or other jurisdiction   (Commission File    (IRS Employer
    of incorporation)              Number              Identification No.)

             102 NE 2nd Street #400 Boca Raton, Florida 33432
             ------------------------------------------------
                 (Address of principal executive offices)

                             (561) 289-1685
                      ------------------------------
                      (Registrants telephone number)

         2920 N. Green Valley Pkwy, Suite 321, Henderson, NV  89014
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

                       COPIES OF COMMUNICATIONS TO:
                           Anslow & Jaclin, LLP
                       Attn: Joseph M. Lucosky, Esq.
                           Gary S. Eaton, Esq.
                       195 Route 9 South, Suite 204
                        Manalapan, New Jersey 07726
                            Phone: 732-409-1212
                             Fax: 732-577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2009, AirtimeDSL a Nevada corporation (the "Company") or ("ATIM"), AirtimeDSL Acquisition Corporation, a Nevada corporation and subsidiary of AirtimeDSL ("Merger Sub") and TAG Industries, Inc. ("TAG"), a privately-held Company headquartered in Florida, entered into a Acquisition Agreement and Plan of Merger (collectively the "Agreement") pursuant to which the Merger Sub was merged with and into TAG, with TAG surviving as a wholly-owned subsidiary of the Company (the "Merger"). The Company acquired all of the outstanding capital stock of TAG in exchange for issuing 26,671,875 shares of the Company's common stock which were issued pro-rata to the shareholders of TAG stock. Immediately after the Acquisition was consummated and further to the Agreement, two shareholders of AirtimeDSL cancelled a total of 40,050,000 shares of the Company's Common Stock held by them (the "Cancellation"). As a result of the Merger, TAG's former shareholders became the majority shareholders of the Company.

The majority of TAG shareholders approved the acquisition and as of the closing date of the Merger will own approximately 52% of the Company's common stock

Immediately after the Agreement, we entered into a subscription agreement
(the "Subscription Agreement") with certain accredited investors (the "Investors") for the issuance and sale in a private placement consisting of a convertible debenture for up to $480,000 of principal amount (the "Note") and two series of warrants to purchase up to 3,200,000 shares of Common Stock, for aggregate gross proceeds of approximately $400,000(the "Private Placement"). In connection with the Private Placement and as part of the Subscription Agreement, we also entered into a registration rights agreement(the "Registration Rights") with the Investors, in which we agreed to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to register for resale the Investor Shares, within 90 calendar days of the Closing Date of the Private Placement, and use our best efforts to have the registration statement declared effective within 180 calendar days of the Closing Date of the Private Placement.

A copy of the Subscription Agreement, Convertible Debenture, the Series A and Series B Warrants are incorporated herein by reference and are filed as Exhibits 2.1, 10.1, 4.1, and 4.2, respectively, to this Form 8-K. The description of the transactions contemplated by the Subscription Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.


Item 2.01 Completion of Acquisition or Disposition of Assets.

As more fully described in Item 1.01, we effectuated a Merger which resulted in TAG being our wholly owned subsidiary and the shareholders of TAG became our majority shareholders. The closing of the Agreement took place on April 15, 2009.

TAG is a Company that provides a range energy saving and environmentally friendly lighting products.

AIRTIMEDSL BUSINESS
-------------------

The Company was organized December 28, 2006 (Date of Inception) under the laws of the State of Nevada, as AirtimeDSL. AirtimeDSL is in the business of providing high speed wireless services to the business, residential and consumer marketplace.

AirtimeDSL has a principal business strategy of providing high speed wireless services at discounted rates to business, residential and the consumer marketplace.

The Company partners with existing wireless organizations to leverage their legacy infrastructure to provide converged communications to its future subscriber base. Some of these services include Internet Access (ISP), Voice Over Internet Service (VOIP), Cell Phone Service, Video On Demand (VOD) and
802.11 WIFI Service.


TAG INDUSTRIES BUSINESS
-----------------------

TAG Industries, Inc. was founded on July 14, 2005 under the laws of the State of Florida. Tag Industries is privately held Company headquartered in Florida that provides a range of energy saving and environmentally friendly lighting products.

TAG will focus on two profitable and high volume areas of the lighting industry - Industrial/Commercial ("I/C") and Retail Sectors.

In these sectors TAG will focus on two critical categories - Energy Saving Light Bulbs and Portable Lamps and Lighting Fixtures.

Mission Statement
-----------------

The mission of TAG is to provide society with innovative, energy saving and environmentally friendly lighting products to help improve the quality of life and satisfy customer needs.

Light Bulbs
-----------

1. Light bulbs include the following energy saving technologies, such as CFL, CCFL, Fluorescent, Metal Halide, Halogen and LEDs.

a) A Compact Fluorescent Lamp (CFL), is a smaller version of a standard fluorescent lamp. The main difference is that the CFL has it's ballast in the base of the bulb, not the actual fixture. CFLs have the following advantages over incandescent light bulbs when used properly:

     o  they last up to 10 times longer
     o  use about one quarter the energy and
     o  produce 90% less heat
     o  produce more light per watt.

b) The Cold Cathode Fluorescent Light (CCFL) is one of the newest forms of CFL. Its advantages are as follows:

     o  Instant-on, like an incandescent
     o  Compatible with timers, photocells, and most dimmers
     o  Long life of approximately 15,0000 - 50,000 hours

CCFL's are a convenient transition-technology for those who are not comfortable with the short lag-time associated with the initial lighting of Compact Fluorescents. They are also an effective and efficient replacement for lighting that is turned on and off frequently with little extended use (e.g. a bathroom or closet). They are also a great light alternative for lights that need to flicker off and on frequently, like in Las Vegas.

c) A Fluorescent Lamp is a gas-filled glass tube with a phosphor coating on the inside, normally with two pins that extend from each end. Gas inside the tube is ionized by electricity which causes the phosphor coating to glow. Fluorescent light bulbs have been traditionally a linear light source, but also come in u-shaped and circular. A Fluorescent tube will not work without a ballast. Fluorescent bulbs last longer than incandescent. The same advantages that apply to a CFL, also apply to a fluorescent lamp.

d) Metal Halide is a high-pressure discharge lamp that is enclosed in a quartz envelope containing metal halides, usually iodides, and produces high-efficacy white light. These lamps are widely used for sports stadiums, roadways, commercial interiors, and industrial applications. The singular lamp feature is the compact geometry and high efficacy of nearly white light. Metal halide excels in meeting the complex demands of a worldwide market providing the highest performance in terms of energy, efficiency, light quality, light output and lamp life. Its advantages are:

Long Life. You would need forty-five, 100 watt incandescent light bulbs to provide the same lumen hours over the life of one MH 100 watt standard universal lamp.

Better Light. Metal halide lamps produce light that is the closest to natural sunlight of all available light sources.

Excellent Color Rendering. Metal halide can be manufactured to produce almost any color of light desired (2700K-20000K) and offers an excellent color rendering index (CRI) of 65-85. Specialty lamps of specific colors can also be produced, including blue, green, aqua and pink.

Compact Size. One 100 watt standard metal halide lamp produces the same light output as three four-foot long high output fluorescent lamps. The smaller metal halide lamps allow for compact luminaires that deliver high light levels with more precise optical control to provide better light where it is needed

Versatility. Metal halide lamps are relatively unaffected by changes in ambient temperature and they are available in a wide range of wattages and lumen packages for a variety of applications.

High Efficiency. Metal halide is commonly used to retrofit incandescent, fluorescent and high pressure sodium lighting systems. Without the heat associated with incandescent light, metal halide lamps produce light three to five times more efficiently than incandescent lamps. They emit a natural white light, rather than the yellow light of high pressure sodium.

Positive Environmental Impact. Metal halide lighting systems are able to deliver a high light level in a given space for considerably less energy than required by an incandescent system. Metal halide's high efficiency can have a tremendous impact on energy usage without sacrificing light output.

e) Energy Saver Halogen has a tungsten filament just like a regular bulb that you may use in your home, however it is filled with halogen gas. When a lamp (one which produces light by heating a tungsten filament) operates, tungsten from the filament is evaporated into the gas of the bulb and deposited on the glass wall. The bulb "burns out" when enough tungsten has evaporated from the filament so that electricity can no longer be conducted across it. The halogen gas in a halogen lamp carries the evaporated tungsten particles back to the filament and re-deposits them. This gives the lamp a longer life than regular A-line incandescent lamps and provides for a cleaner bulb wall for light to shine through. Both incandescent and halogen light bulbs use the same technology and filament to produce light. However, halogen bulbs are more efficient than incandescent bulbs, but cost a little more. Its advantages are:

     o Energy Saver Halogens last up to three times longer and produce similar light to equivalent incandescent bulbs, but with a 30% savings in Energy.

     o Halogens produce a bright, pure light and makes tasks like reading easier.

These New Energy Saver Halogens will comply with current legislation taking effect in Canada in 2012 and proposed for USA in 2014.

f) A Light-Emitting Diode (LED) is a semiconductor device that emits visible light when an electric current passes through it. It's advantages are:

Energy Efficient. LEDs use approximately 17% and 50% of the energy consumption of incandescent and compact fluorescent (CFL), respectively.

Long Life. Lasts more than 20X longer than incandescent and 5X longer than CFL.

Virtually Unbreakable and Lightweight. LED fixtures are extremely durable which is an advantage to builders and consumers. Lightweight fixtures will simplify and lower total installed cost.

Light fixtures

2.  Light fixtures or luminaries are vehicles for the delivery of light.

Lighting fixtures are divided into three categories:

   i.  Indoor Portable Fixtures,
  ii.  Indoor Hard-Wired Fixtures and
 iii.  Outdoor Fixtures.

TAG plans to develop a comprehensive line of energy efficient lighting fixtures in all of these categories for the retail and I/C markets. This includes:

a) Indoor Portable Fixtures are generally plugged into an electrical outlet. Certain work lights, such as lanterns are battery operated. Consumers most readily identify this category with table lamps and floor lamps.

b) Table lamps are perhaps the most common type of portable fixture combining a decorative base, mounting harp, and shade to direct light upward and downward. They consume about 12% of residential lighting energy, most commonly in living rooms. These fixtures commonly utilize three way switches.

c) Wall lamps are portable fixtures intended to hang on walls, often above or next to beds.

d) Floor Lamps, also known as torchieres, direct light primarily upwards. Floor lamps accounted for about 7% of all household lighting energy use in the mid-90s, but their share may have grown in recent years with the spread of the halogen torchiere.

e) Strip Lights are very simple linear fluorescent fixtures often used to illuminate cabinets, shelves, countertops or even artwork. These fixtures are widely available at low cost in discount stores and home improvement centers, and are often the building blocks for various types of architectural fixtures.

f) Desk Lamps are similar to table lamps, but frequently smaller in size and designed to direct virtually all of their light downward toward the desk surface for reading tasks. They are most commonly found at office supply stores or mass market retailers.

g) Work Lights are compact, bright portable lights which have an equivalent of 300 to 1000 watts. They are used primarily by professional contractors, do-it-yourselfers, and mechanics. Work lights are generally used for specific work-related purposes, but are not used for long hours at home.

h) Night Lights consume only 4 to 7 watts of power, but are frequently in operation 24 hours a day. A remarkable 76 million night lights and replacement night light bulbs are sold in grocery stores, drug stores and discount retailers each year1. Efficient models can draw less than 4 watts.

i) Indoor Hard-Wired Fixtures are connected permanently to household wiring and often physically mounted into a wall or ceiling. Consumers typically refer to them as permanent fixtures.

j) Recessed fixtures include cylindrical "cans" also known as downlights because they direct light straight toward the floor. Other recessed fixtures are more similar to commercial lighting and utilize linear fluorescent lamps to provide diffuse, ambient light for the room as a whole. Recessed fixtures represent approximately 12% of installed fixtures.

k) Surface-Mounted fixtures are mounted on the surface of the ceiling and direct their light downward. These fixtures are now commonly available with CFL sources, usually circular lamps, 2D's or multiple smaller lamps. The second major style, the track light, provides a means for multiple light sources in a row to be powered from a single electrical junction box and switch.

l) Suspended fixtures normally hang from a chain, wire or pole from the ceiling place light sources close to eye level and tasks. These fixtures are commonly found over dining room tables and are often quite decorative.

m) Wall-Mounted fixtures, of which the most common is the sconce, are normally quite compact and direct light up or down along a wall surface. Vanity lights are also very common.

n) Architectural fixtures can be purchased as a unit or constructed onsite of materials that blend with the decor of the room. Permanently attached to the wall or the ceiling, they employ linear fluorescent lamps or a series of long CFLs to graze light along the wall, up onto ceilings or horizontally along the plane of the ceiling.

o) Outdoor Fixtures are typically wired directly to household wiring, controlled by an indoor switch, and mounted either on the building exterior or on a freestanding pole. They often include built-in photocells to shut the light source off automatically during daylight hours, and may also incorporate motion detectors. Outdoor fixtures generally serve one or more of three purposes: facade illumination (directed at the home or building), pathway lighting (directed at the ground), or security (facing outward toward possible intruders). They represent approximately 10% of residential lighting energy use.

Business Strategy
-----------------

TAG is positioned as a green lighting alternative that offers environmentally friendly lighting products. TAG Industries, Inc., with the Clear-Lite(TM) brand and private brands, will sell energy-efficient and technologically advanced lighting products including lamps and light fixtures to the retail and I/C markets.

The goal of TAG is to provide an easy pathway for consumers and organizations to adopt as many green lighting solutions as their budgets will accommodate. To do this, TAG will offer both retail and industrial/commercial solutions that emphasize the importance of the environment, costs savings and better light alternatives.

TAG plans to focus on developing the following operational characteristics:

     o  Rapid turnaround from concept to delivery; first to market.
     o  Prompt, high quality, one-call customer service.
     o  Highly informed sales people with great tips for greening.
     o Strong communication and collaboration among product distributors and service providers to ensure a seamless customer experience.
     o  Outsourced technical support and quality control.

All of the above will be supported by TAG's fulfillment partners. They will own and maintain the proper inventory levels. They will also provide the day-to-day inventory management and order processing controls, such as EDI.

Logistics
---------

TAG does not physically manufacturer, warehouse, or distribute the goods it sells. It has chosen to outsource these capabilities to firms with the expertise and the experience to provide efficient, reliable service.

TAG is chartered to be a platform company and as such they are not programmed to own inventory, or handle dealer direct invoicing. TAG will be limited to just the key strategic accounts in both the retail and I/C sectors that will purchase via letters of credits or floor planned accounts receivables, via companies such as a Capital Solutions.

TAG will handle the day-to-day business through fulfillment distribution strategic partners. One of the significant advantages is the fact that they are already a vendor to most of the leading accounts in the US. In developing that relationship and obtaining a vendor number makes it significantly easier for a buyer to list the products. These relationships and the fact that the Fulfillment Partner will be their customer will help TAG achieve targeted sales and profit goals.

Competition
-----------

Companies like JUNO, HALO & OTT-LITE have been very successful in focusing on energy saving technology. OTT-LITE has been a viable alternative for natural light, they currently focus only on bright white full spectrum lighting. These competing entities are significantly larger and have substantially greater financial, industry recognition and other resources than TAG.

Unlike the competitors TAG will be the only comprehensive solution provider of energy efficient natural lighting products for the I/C and retail sectors. With the exception of some task lighting, produced by companies like OTT-LITE and Verilux, TAG will include in all lamps and light fixtures Clear-Lite(tm) energy efficient natural light bulbs with Clear Color Technology(tm) that offers both an environmentally friendly solution with a better light alternative.

There is no assurance that TAG will be able to compete successfully against present or future competitors or that competitive pressures faced by TAG will not have a material adverse effect on TAG.

Employees
---------

TAG Industries currently has two full-time employees and one part-time employee on payroll. TAG utilizes an additional four independent contractors on a part-time/as needed basis.

PROPERTIES
----------

The Company's corporate headquarters are located at: 102 NE 2nd Street #400 Boca Raton, Florida 33432.

RISK FACTORS
------------

WE HAVE A LIMITED OPERATING HISTORY

We have a limited operating history and must be considered to be a developmental stage company. Prospective investors should be aware of the difficulties encountered by such new enterprises, as we face all of the risks inherent in any new business and especially with a developmental stage company. These risks include, but are not limited to, competition, the absence of an operating history, the need for additional working capital, and the possible inability to adapt to various economic changes inherent in a market economy. The likelihood of success of the Company must be considered in light of these problems, expenses that are frequently incurred in the operation of a new business and the competitive environment in which we will be operating.

IT IS DIFFICULT TO EVALUATE THE LIKELIHOOD THAT WE WILL ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE.

TAG Industries has prepared audited financial statements for the year end for December 31, 2008. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY AGAINST LARGER LIGHTING
MANUFACTURERS WITH GREATER RESOURCES, OUR PROSPECTS FOR FUTURE SUCCESS WILL BE JEOPARDIZED.

TAG Industries, Inc. faces intense competition from larger and better-established lighting operators that may prevent us from ever becoming a significant company. Management expects the competition to intensify in the future. Pressures created by our competitors could negatively impact our business, results of operations and financial condition.

Many of our potential retail competitors and industrial/commercial competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical and other resources. In addition, our competitors may acquire or be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed competitors. Therefore, some of our competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to product development. Increased competition may result in reduced operating margins, loss of market share and diminished value in our brands. There can be no assurance that we will be able to compete successfully against current and future competitors.

IF WE ARE UNABLE TO RESPOND EFFECTIVELY AS NEW LIGHTING TECHNOLOGIES AND MARKET TRENDS EMERGE, OUR COMPETITIVE POSITION AND OUR ABILITY TO GENERATE REVENUES AND PROFITS MAY BE HARMED.

To be successful, we must keep pace with rapid changes in lighting technology, changing customer requirements, new product introductions by competitors and evolving industry standards, any of which could render our existing products obsolete if we fail to respond in a timely manner. For example, if new solid-state lighting devices are introduced that can be controlled by methods not covered by our technology, or if effective new sources of light other than solid-state devices are discovered, our current products and technology could become less competitive or obsolete. If others develop innovative proprietary lighting technology that is superior to ours, or if we fail to accurately anticipate technology and market trends and respond on a timely basis with our own innovations, our competitive position may be harmed and we may not achieve sufficient growth in our revenues to attain, or sustain, profitability.

POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

In order to implement the aggressive business plan, management recognizes that additional staff will be required. No assurances can be given that we will be able to find suitable employees that can support our needs or that these employees can be hired on favorable terms.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 195,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

IF THE COMPANIES TO WHICH WE OUTSOURCE THE MANUFACTURE OF OUR PRODUCTS FAIL TO MEET OUR REQUIREMENTS FOR QUALITY, QUANTITY AND TIMELINESS, OUR REVENUES AND REPUTATION IN THE MARKETPLACE COULD BE HARMED.

We outsource a significant portion of the manufacture and assembly of our products. We currently depend on a small number of contract manufacturers to manufacture our products at plants in various locations throughout the world. These manufacturers supply a significant portion of the necessary raw materials and may provide the necessary facilities and labor to manufacture our products. We do not have long-term contracts with these manufacturers. If these companies were to terminate their arrangements with us or fail to provide the required capacity and quality on a timely basis, we would be unable to manufacture and ship our products until replacement manufacturing services could be obtained. To qualify a new contract manufacturer, familiarize it with our products, quality standards and other requirements, and commence volume production may be a costly and time-consuming process. Therefore, we may be unable to establish alternative manufacturing relationships on acceptable terms.

Our reliance on contract manufacturers involves certain risks, including the following:

     o lack of direct control over production capacity and delivery schedules; and,

     o lack of direct control over quality assurance, manufacturing yields and production costs

Any interruption in our ability to effect the manufacture and distribution of our products could result in delays in shipment, lost sales, limited revenue growth and damage to our reputation in the market, all of which would adversely affect our business.

WE MAY BE LIABLE FOR THE PRODUCTS WE PROVIDE.

There is no guarantee that the level of insurance coverage we secure will be adequate to protect us from risks associated with claims that exceed the level of coverage maintained. As a result of our limited operations to date, no threatened or actual claims have been made upon us for product liability.

THE LIGHTING INDUSTRY IS SUBJECT TO PRICING PRESSURES THAT MAY CAUSE US TO REDUCE THE FUTURE GROSS MARGINS FOR OUR PRODUCTS.

To be competitive, we might be required to adjust our prices in response to industry-wide pricing pressures. Our competitors may possibly source from regions with lower costs than those of our sourcing partners and those competitors may apply such additional cost savings to further reduce prices.

Moreover, increased customer demands for markdown allowances, incentives and other forms of economic support reduce our gross margins and affect our profitability. Our financial performance may be negatively affected by these pricing pressures if we are forced to reduce our prices without being able to correspondingly reduce our costs for finished goods or if our costs for finished goods increase and we cannot increase our prices.

WE MAY NOT BE ABLE TO KEEP PACE WITH CONSTANTLY CHANGING LIGHTING TRENDS, AND IF WE MISJUDGE CONSUMER PREFERENCES, THE IMAGE OF ONE OR MORE OF OUR BRANDS MAY SUFFER AND THE DEMAND FOR OUR PRODUCTS MAY DECREASE.

Our success will depend, in part, on management's ability to anticipate and respond effectively to rapidly changing lighting trends and consumer tastes and to translate market trends into appropriate, saleable products. If we are unable successfully to anticipate, identify or react to changing trends and misjudge the market for our products or any new product lines, our sales may be lower. In response, we may be forced to increase our marketing promotions, to provide markdown allowances to our customers, any of which could have a material adverse effect on our net sales and profitability. Our brand image may also suffer if customers believe that we are no longer able to offer innovative lighting products, respond to the latest trends or maintain the quality of our products.

Even if we are able to anticipate and respond effectively to changing lighting trends and consumer preferences, our competitors may quickly duplicate or imitate one or more aspects of our products, promotions, advertising, and business processes, whether or not they are protected under applicable intellectual property law, which may materially reduce our sales and profitability.

THE LOSS OF ONE OR MORE OF OUR FUTURE SUPPLIERS OF FINISHED GOODS OR RAW MATERIALS MAY INTERRUPT OUR SUPPLIES.

We plan to purchase lighting designed by us from a limited number of third-party manufacturers. We do not have any material or long-term contracts with any of our suppliers. Furthermore, our finished goods suppliers also purchase the components of our products from a limited number of suppliers. The loss of one or more of these vendors could interrupt our supply chain and impact our ability to deliver products to our customers, which would have a material adverse effect on our net sales and profitability.

INCREASES IN THE PRICE OF RAW MATERIALS USED TO MANUFACTURE OUR PRODUCTS COULD MATERIALLY INCREASE OUR COSTS AND DECREASE OUR PROFITABILITY.

The prices for lighting components are dependent on the market price for the raw materials used to produce them. There can be no assurance that prices for these and other raw materials will not increase in the near future.

These raw materials are subject to price volatility caused by weather, supply conditions, power outages, government regulations, economic climate and other unpredictable factors. Any raw material price increase would increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce its production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a material and adverse effect on our business, results of operations and financial condition.

WE ARE SUBJECT TO LEGAL, POLITICAL AND ECONOMIC RISKS ABROAD.

We currently outsource the manufacture of certain of our products and parts and components to international facilities. To the extent that we continue to outsource to international locations, we are exposed to differing laws, regulations and business cultures than what we experience domestically that may adversely impact our business. We may also be exposed to economic and political instability and international unrest. Although we hope to enter into agreements with manufacturers, shippers and distributors that attempt to minimize these risks, such agreements may not be honored and we may not be able to adequately protect our interests.

We intend to continue outsourcing the manufacture of our products and parts and components internationally for the foreseeable future. There are many barriers and risks to operating successfully in the international marketplace, including the following:

o  intellectual property protection risks;

o  foreign currency risks;

o  dependence on foreign manufacturers, shippers and distributors;

o compliance with multiple, conflicting and changing governmental laws and regulations; and

o  import and export restrictions and tariffs.

If we are not able to successfully deliver our products and services to our anticipated markets in a timely and cost-effective manner, our revenue growth and profitability may be adversely affected.


LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.01 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

BECAUSE WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND HAVE NO PLANS TO DO SO, THE ONLY RETURN ON YOUR INVESTMENT WILL COME FROM ANY INCREASE IN THE VALUE OF THE COMMON STOCK.

Since beginning our current business, we have not paid cash dividends on the common stock and do not intend to pay cash dividends in the foreseeable future. Rather, we currently intend to retain future earnings, if any, to finance operations and expand our business. Therefore, any return on your investment would come only from an increase in the value of our common stock.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "management believes" and similar language. Except for the historical information contained herein, the matters discussed in this "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned "Risk Factors," as well as any cautionary language in this report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Form 8-K.

COMPANY OVERVIEW

TAG will focus on two profitable and high volume areas of the lighting industry - Industrial/Commercial ("I/C") and Retail Sectors.

In these sectors TAG will focus on two critical categories - Energy Saving Light Bulbs and Portable Lamps and Lighting Fixtures.

The mission of TAG is to provide society with innovative, energy saving and environmentally friendly lighting products to help improve the quality of life and satisfy customer needs.

PLAN OF OPERATIONS

TAG is positioned as a green lighting alternative that offers environmentally friendly lighting products. TAG Industries, Inc., with the Clear-Lite(TM) brand and private brands, will only sell energy-efficient and technologically advanced lighting products including lamps and light fixtures to the retail and I/C markets.

The goal of TAG is to provide an easy pathway for consumers and organizations to adopt as many green lighting solutions as their budgets will accommodate. To do this, TAG will offer both retail and industrial/commercial solutions that emphasize the importance of the environment, costs savings and better light alternatives.

TAG plans to focus on developing the following operational characteristics:

     o  Rapid turnaround from concept to delivery; first to market.
     o  Prompt, high quality, one-call customer service.
     o  Highly informed sales people with great tips for greening.
     o Strong communication and collaboration among product distributors and service providers to ensure a seamless customer experience.
     o  Outsourced technical support and quality control.

All of the above will be supported by TAG's fulfillment partners. They will own and maintain the proper inventory levels. They will also provide the day-to-day inventory management and order processing controls, such as EDI.

The Company's plan of action over the next twelve months is to continue its operations to manufacture and distribute energy saving and environmentally friendly lighting products and raise additional capital financing, if necessary, to sustain operations. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business.

RESULTS OF OPERATIONS

During the period ended December 31, 2008, the Company recognized sales revenue of $610,146 but incurred a net loss of ($890,495). As of December 31, 2008, the Company had an accumulated deficit of $1,252,103.

During the year ended December 31, 2007, the Company recognized sales revenue of $0 and incurred a net loss of ($338,045). As of December 31, 2007, the Company had an accumulated deficit of $361,608.

For the years ended December 31, 2008 and 2007, the Company recorded total operating expenses of $1,150,511 and $338,045, respectively.

The increase in operating expenses was due to an increase of $137,737 in professional fees, $242,969 in wages expense, $4,673 in marketing expense, $8,073 in research and development and $423,014 in general and administrative expenses respectively.

For the years ended December 31, 2008 and 2007, the Company recorded advertising and marketing costs of $4,673 and $-0-, respectively.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2008 and 2007, the Company had $127,259 and $79,554 in cash and cash equivalents.

During the year ended December 31, 2008, 100% of the Company's sales and accounts receivable were with one customer.

Research and Development
------------------------

Research and development expense was $9,534 and $1,461 for the years ended December 31, 2008 and 2007, respectively.

Off-Balance Sheet Arrangements
------------------------------

None

MANAGEMENT

Appointment of New Directors

Effective as of the closing of the merger transaction, and subject to applicable regulatory requirements, Mr. Ed Heckerson our former President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, and Sole Director will resign from all positions held with the Company.

The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name                   Age  Position
---------------------  ---  -------------------
Thomas J. Irvine       59   Chairman/CEO
Lisa A. Niedermeyer    32   Senior VP Marketing


Thomas J. Irvine, Chairman & Chief Executive Officer

Thomas J. Irvine co-founded Clear-Lite / TAG Industries, Inc. in 2005. Prior to this he was the President & C.E.O. of Reusable Technologies, Inc. which he founded with Lisa Niedermeyer. At Reusable Technologies, they helped license and create the original packaging designs and marketing strategies for the Honeywell Brand of Energy Saver CFLs. He has over 35 years experience running retail and commercial sales and marketing organizations, spending over 25 of those years with Fine Sales Corp, a leading sales agency for SHARP Electronics, helping build their business to over $220 million in sales. In addition, Mr. Irvine served as Regional Sales Manager of Electronics for SONY Corp., General Manager of a leading electronics importer, and National Sales Manager for a record company. Together with Lisa Niedermeyer, they conceived and developed Clear Color Technology(TM), Clear-Lite(TM), Clear-Lite Technology(TM) and all their current trademarks and designs. Mr. Irvine attended McMaster University where he earned his Bachelor of Arts degree in Business in 1971.

Lisa A. Niedermeyer, Senior Vice President of Marketing

Lisa A. Niedermeyer, co-founded Clear-Lite/TAG Industries, Inc. in 2005. Prior to this, Mrs. Niedermeyer was the Vice President of Marketing for Reusable Technologies, Inc. She has 10 years experience in market research, trademark development, package and collateral design. While at Reusable Technologies, Lisa worked closely with Energy Star on product approvals and rebate programs for retailers, as well as coordinating all trade shows, TV commercial production and advertising. She helped Reusable Technologies acquire one of the most extensive listings for CFLs on the Energy Star site under the PRO-IMAGE & Honeywell Brands. In addition, she was Vice President of Marketing at Fine Sales Corp (a sales and marketing agency with over $200 million in revenue) and helped manage all company marketing activities. Mrs. Niedermeyer was educated at Florida Atlantic University (FAU) and the Academy of Art University.


Family Relationships

Lisa A. Niedermayer our Senior Vice-President of Marketing is the daughter of our Chairman and Chief Executive Officer Thomas J. Irvine.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives. The company will institute a code of ethics in 2009.


EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the periods ended July 31, 2008 and 2007, compensation awarded to or paid to, or earned by, our Chief Executive Officer, and our Secretary/Treasurer.

                                                            Option
Name and Principal Position            Year  Salary  Bonus  Awards  Total
-------------------------------------  ----  ------  -----  ------  -----
Ed Heckerson (1) President,            2008     -      -      -       -
Chief Executive Officer,               2007     -      -      -       -
Chief Financial Officer, and
Secretary

(1) Ed Heckerson resigned as our sole officer and director as of the Closing Date.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at July 31, 2008.


Director Compensation

We did not pay our director any compensation during fiscal years ending July 31, 2008 or July 31, 2007.


SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares our common stock immediately following execution of the Acquisition and Plan of Merger by (i) our officers and directors; (ii) each person known by us to beneficially own five percent (5%) or more of our outstanding shares; and (iii) our officers and directors as a group.

                                                      Amount         Percent
                Name and Address of                   of Shares      of
Title of Class  Beneficial Owner of Shares  Position  held by Owner  Class(1)
--------------- --------------------------- --------- -------------- --------
Common          Thomas J. Irvine (2)        Chairman/ 7,500,000(4)   14.7%
                                            Chief
                                            Executive
                                            Officer

Common          Lisa A. Niedermeyer (3)     Sr. Vice- 3,750,000       7.3%
                                            President
                                            Mktg.

All executive officers and directors as a group (2 persons)

(1) The percentages listed in the percent of class column are based upon 50,834,375 issued and outstanding shares of Common Stock.
(2)  Thomas J. Irvine, 102 NE 2nd Street #400, Boca Raton, Florida 33432.
(3)  Lisa A. Niedermeyer, 102 NE 2nd Street #400, Boca Raton, Florida 33432.
(4)  Held by Thomas J. Irvine as Trustee of the Thomas J. Irvine
     Revocable Trust


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

ATIM Common Stock, $0.001 par value, is traded on the OTC-BB (National Quotation Bureau) under the symbol: ATIM.

To date, limited trading of the Company's common stock has take place. There are no assurances that trading activity will take place in the future for the Common Stock.

The following table sets forth the high and low trade information for our common stock for March 27, 2009, the only day trades occurred this year. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

                         Low Price         High Price
                         ---------         ----------
March 27, 2009           $    1.25         $     1.31

The Company did not repurchase any of its shares from inception through the date of this Current Report.

DESCRIPTION OF ATIM SECURITIES

In accordance with ATIM's Articles of Incorporation certificate of incorporation, ATIM is authorized to issue up to 195,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of April 15, 2009, there are 50,834,375 shares of Common Stock issued and outstanding. There is no Preferred Stock issued or outstanding.

(1)  Description of Rights and Liabilities of Common Stockholders

i. Dividend Rights - The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors of the Company may from time to time determine. The board of directors of the Company will review its dividend policy from time to time to determine the desirability and feasibility of paying dividends after giving consideration to the Company's earnings, financial condition, capital requirements and such other factors as the board may deem relevant.

ii. Voting Rights - Each holder of the Company's common stock are entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is noncumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but unissued common stock without future stockholder action.

iii. Liquidation Rights - Upon liquidation, the holders of the common stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

iv. Preemptive Rights - Holders of common stock are not entitled to preemptive rights.

v. Conversion Rights - No shares of common stock are currently subject to outstanding options, warrants, or other convertible securities.

vi.    Redemption Rights - no such rights exist for shares of common stock.

vii.   Sinking Fund Provisions - No sinking fund provisions exist.

viii. Further Liability For Calls - No shares of common stock are subject to further call or assessment by the issuer. The Company has not issued stock options as of the date of this registration statement.

(2)  Potential Liabilities of Common Stockholders to State and Local
Authorities

No material potential liabilities are anticipated to be imposed on stockholders under state statutes. Certain Nevada regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations are established.

B.  Preferred Stock

The authorized preferred stock of the corporation consists of 5,000,000 shares with a par value of $0.001 per share.

The Company has not issued any preferred stock to date, nor have they developed the descriptive attributes of these preferred shares. The Company can issue shares of preferred stock in series with such preferences and designations as its board of directors may determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation, and conversion rights. This could dilute the voting strength of the holders of common stock and may help ATIM's management impede a takeover or attempted change in control.

The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution of resolutions.

LEGAL PROCEEDINGS

We are not involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.


RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.


INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Nevada Revised Statutes provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.


DESCRIPTION OF TAG INDUSTRIES SECURITIES

TAG Industries is a private corporation, organized under the laws in the State of Florida. The Company has 100,000,000 shares of common stock, $0.001 par value per share authorized.

As of the date of this Current Report, TAG INDUSTRIES ownership is held by approximately 25 shareholders.

Item 3.02.  Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, on April 15, 2009, immediately following the Merger, we consummated a Private Placement for the issuance and sale of a convertible debenture for up to $480,000 of principal amount and two series of warrants to purchase up to 3,200,000 shares of Common Stock, for aggregate gross proceeds of approximately $400,000. In connection with the Private Placement and as part of the Subscription Agreement, we also entered into a registration rights agreement with the Investors, in which we agreed to file a Registration Statement with the SEC to register for resale the Investor Shares, within 90 calendar days of the Closing Date of the Private Placement, and use our best efforts to have the registration statement declared effective within 180 calendar days of the Closing Date of the Private Placement.

The issuance of the Note, the Series A Warrants and the Series B Warrants were exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act").


Item 5.01.  Changes in Control of Registrant.

In connection with the Acquisition and Plan of Merger described in Item 2.01 above, the Company issued 26,671,875 unregistered shares of its common stock from its treasury to TAG. As a result, the shareholders of TAG will own approximately 52% of the Company's common stock immediately following the close of the Share Exchange Agreement. The Plan of Merger was unanimously approved by shareholders TAG. Under Nevada law, no approval of the Agreement by the Company's shareholders was required and such approval was not sought by the Company. Immediately after the Acquisition was consummated and further to the Acquisition and Plan of Merger Agreement, two shareholders of AirtimeDSL agreed to cancel 40,050,000 shares of the Company's Common Stock held by them in exchange for the working assets and property of AirtimeDSL.

Concurrently with the closing of the Merger, Ed Heckerson resigned as an officer and director of the Company. Prior to his resignation, the board added Thomas J. Irvine as a director of the Company. The board appointed Thomas J. Irvine as Chairman and Chief Executive Officer; and Lisa A. Niedermeyer as Senior Vice-President of Marketing.

No agreements exist among present or former controlling stockholders of the Company or present or former shareholders of TAG with respect to the election of the members of the board of directors, and to the Company's knowledge, no other agreements exist which might result in a change of control of the Company at a subsequent date.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 15, 2009, the Company accepted the resignation of Ed Heckerson as Officer and Director. Pursuant to Nevada Corporate law, NRS 78.335(5), the Board of Directors filled the Board vacancies with the nomination and acceptance of Thomas J. Irvine, effective April 15, 2009. The new board members will hold office for the unexpired term of their predecessor(s) and/or until his successor(s) are elected and qualified. Further, the board appointed Thomas J. Irvine as Chairman and Chief Executive Officer; and Lisa
A. Niedermeyer as Senior Vice-President of Marketing of the Company.

The Company intends to file an Information Statement on Schedule 14F1 with the U.S. Securities and Exchange Commission with respect to a change of directors for the Company.


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in
Fiscal Year

On April 15, 2009 The Board of Directors approved by unanimous written consent the changing of the Company's name to Clear- Lite Holdings, Inc.


Item 5.06  Change in Shell Company Status

As described in Item 1.01 of this Form 8-K, on April 15, 2009, we entered into the Agreement and consummated the Merger, pursuant to which we acquired all of the issued and outstanding ordinary shares of TAG in exchange for the issuance of the Shares to the TAG shareholders.

As a result of the Share Exchange, TAG became our wholly-owned operating subsidiary and, upon the issuance of the shares, the TAG Shareholder owns approximately 52% of all of our issued and outstanding Common Stock. We currently have a total of 50,834,375 issued and outstanding shares of Common Stock.

As the result of the consummation of the Merger, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statements of business acquired.

The required financial statements of TAG Industries and Subsidiaries for the periods specified in Rule 3-05(b) of Regulation S-X are included herein.
This Current Report includes the audited consolidated financial statements of TAG Industries for the years ended December 31, 2007 and 2008.

(b)      Pro Forma Financial Information.

The required Pro Forma financial statements of TAG Industries, for are included herein. This Current Report on Form 8-K includes the unaudited pro forma consolidated financial information of AirtimeDSL and TAG Industries

(c)      Exhibits:

2.1    Merger Agreement dated April 15, 2009.

4.1    Form of Series A Warrant

4.2    Form of Series B Warrant

10.1   Convertible Debenture Purchase Agreement

10.2   Convertible Debenture Form of

10.3   Escrow Agreement

99.2 Audited Financials for TAG Industries, Inc. for the years ended December 31, 2007 and December 31, 2008.

99.4   Pro forma Financials AirtimeDSL and TAG Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AirtimeDSL

                                     By: /s/ Thomas J. Irvine
                                         ---------------------------
                                     Name:   Thomas J. Irvine
                                     Title:  Chief Executive Officer

Dated:  April 20, 2009